Report of Independent
Registered Public Accounting
Firm

To the Board of Trustees and
Shareowners of
Pioneer Balanced Fund

In planning and performing our
audit of the financial statements
of Pioneer Balanced Fund as of
and for the year ended December
31, 2005, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of Pioneer
Balanced Fund?s internal control
over financial reporting.
Accordingly, we express no such
opinion.

The management of Pioneer
Balanced Fund is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A company?s internal
control over financial reporting is
a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with
generally accepted accounting
principles. Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a company?s assets that could
have a material effect on the
financial statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow
management or employees, in the
normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis. A significant
deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the company?s
ability to initiate, authorize,
record, process or report external
financial data reliably in
accordance with generally
accepted accounting principles
such that there is more than a
remote likelihood that a
misstatement of the company?s
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.

Our consideration of Pioneer
Balanced Fund?s internal control
over financial reporting was for
the limited purpose described in
the first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be significant
deficiencies or material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in
Pioneer Balanced Fund?s internal
control over financial reporting
and its operation, including
controls for safeguarding
securities, that we consider to be
a material weakness as defined
above as of December 31, 2005.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Pioneer Balanced
Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.






Boston, Massachusetts
February 10, 2006